Exhibit 99.1

DXP Sets Date for 2017 Fourth Quarter and Fiscal Year 2017 Results Release and Conference Call

HOUSTON--(BUSINESS WIRE)--March 12, 2018--DXP Enterprises, Inc. (NASDAQ:DXPE), a leading products and service distributor that adds value and total cost savings solutions to MRO and OEM customers in virtually every industry, plans to issue a press release announcing its financial results for the fourth quarter and year ended December 31, 2017, on Tuesday, March 20, 2018, after the market closes and to host a conference call to be web cast live on the Company’s website (www.dxpe.com) at 10:00 A.M. Central Time on Wednesday, March 21, 2018.

The call and an accompanying slide presentation will be on the "Investor Relations" section of DXP's website, www.dxpe.com. A replay of the webcast will be available shortly after the conclusion of the presentation.

DXP's earnings press release, the slides and other related presentation materials will be posted to the "Investor Relations" section of DXP's website under the subheading "Financial Information" after the market closes on the date prior to the earnings call and will remain available following the call.

Web participants are encouraged to go to the Company’s website (www.dxpe.com) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. For more information, review the Company's filings with the Securities and Exchange Commission.

CONTACT:
DXP Enterprises, Inc.
Kent Yee, 713-996-4700
Senior Vice President, CFO
www.dxpe.com